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                                                                      EXHIBIT 21

                     CNA SURETY CORPORATION AND SUBSIDIARIES
                             AS OF DECEMBER 31, 2005



                                                                   INCORPORATED
COMPANY                                                                 IN
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


CNA Surety Corporation............................................     Delaware
Capsure Holdings Corp. (f/k/a Nucorp, Inc.).......................     Delaware
Capsure Financial Group, Inc. ....................................     Oklahoma
(f/k/a/ Nucorp Energy of Oklahoma, Inc.)
NI Acquisition Corp. .............................................        Texas
SI Acquisition Corp. .............................................        Texas
Surewest Financial Corp. .........................................     Delaware
Troy Fain Insurance, Inc. ........................................      Florida
Western Surety Company............................................ South Dakota
Surety Bonding Company of America................................. South Dakota
Universal Surety Holding Corp. ...................................        Texas
Universal Surety of America.......................................        Texas